UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

DNA X, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Sonim Technologies, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on January 23, 2026 (the “Closing Date”) of the previously announced sale (the “Asset Sale”) of substantially all of its assets related to the enterprise 5G solutions business, including rugged handsets, smartphones, wireless internet device, software, services, and accessories by DNA X, Inc. (formerly, Sonim Technologies, Inc.), a Delaware corporation (the “Company”), to Pace Car Acquisition LLC, (the “Buyer”), other than (i) liabilities arising in connection with the Company’s golden parachute compensation obligations, (ii) the Company’s cash and cash equivalents, (iii) certain excluded contracts, as further describe in the Asset Purchase Agreement (as defined below), and (iv) the Company’s Indian subsidiary, pursuant to the terms of the Asset Purchase Agreement, dated July 17, 2025, by and among the Company, the Buyer, the Seller Representative named in the Asset Purchase Agreement, and Social Mobile Technology Holdings LLC (“Parent”) for certain specified purposes (as amended or modified, the “Asset Purchase Agreement”).

Following the receipt of the consideration for the sale of the assets conveyed in the Asset Sale (and after giving effect to the purchase price adjustments set forth in the Asset Purchase Agreement), the Company had approximately $6.2 million of Post-Closing Cash. The term “Post-Closing Cash” refers to (i) the cash consideration for the Asset Sale plus (ii) the cash, cash equivalents, and marketable securities that were retained by the Company (and withheld from the Asset Sale) minus (iii) (A) transaction expenses paid by the Company at the closing and (B) the payment of approximately $5.4 million of indebtedness. The Company changed its name to DNA X, Inc. in connection with the Asset Sale. Following the closing, the Company intends to focus on the development and commercialization of an on-chain trading protocol designed to enable users to automate certain decentralized exchange trading strategies.  The Company expects to change its trading symbol to DNAX in the near future.

Item 1.01 Entry into a Material Definitive Agreement.

On the Closing Date, the Company, the Buyer, the Parent, and the Seller Representative entered into a second amendment to the Asset Purchase Agreement (the “APA Amendment”). The APA Amendment modifies certain provisions of the Asset Purchase Agreement, including:

●	replacing the escrow arrangement contemplated by the Asset Purchase Agreement with a $1.5 million holdback amount (the “holdback amount”) to be retained by the Buyer at the closing as a source of recovery for (i) any post-closing purchase price adjustment shortfall and (ii) certain indemnification obligations under the Asset Purchase Agreement;

●	providing that, if any purchase price adjustment shortfall exceeds the remaining balance of the holdback amount, the Company will be obligated to pay the excess amount to the Buyer; and

●	providing that, on or prior to the third business day following the date that is nine (9) months after the Closing Date (subject to the Buyer’s right to retain amounts in respect of unresolved claims), the Buyer will release the remaining holdback amount to the seller representative (on behalf of, and for further distribution to, the Company), which nine-month period replaces the twelve-month general escrow period in the Asset Purchase Agreement prior to the APA Amendment.

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The APA Amendment also (i) updates certain indemnification provisions to reflect the holdback structure and (ii) adds a covenant requiring the Company to obtain specified consents to the assignment of certain contracts within sixty (60) days following the Closing Date.

The foregoing summary of the APA Amendment and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the APA Amendment, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, the Company prepaid (i) that certain promissory note (the “July Note”), dated July 11, 2025, issued by the Company to Streeterville Capital, LLC (the “Lender”), pursuant to that certain note purchase agreement, dated July 11, 2025, by and between the Company and the Lender and (ii) that certain promissory note (the “February Note” and, together with the July Note, the “Notes”), dated February 21, 2025, issued by the Company to the Lender, pursuant to that certain note purchase agreement, dated February 21, 2025, by and between the Company and the Lender. The Notes each carried a maturity date that was eighteen (18) months from the applicable effective date. Prepayment of each Note required that the Company pay 110% of the then-outstanding balance of each Note. The Company paid, in the aggregate, approximately $5.4 million to prepay the Notes on the Closing Date. Accordingly, the Notes and ancillary purchase agreements have been terminated as of the Closing Date.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introduction is hereby incorporated by reference into this Item 2.01.

The foregoing summary of the Asset Purchase Agreement and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Asset Purchase Agreement, a copy of which is available as follows:

(i)	Annex A and Annex B of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2025; and

(ii)	Exhibit 2.1 of this Current Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company changed its corporate name to DNA X, Inc. pursuant to a certificate of amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) filed with the Delaware Secretary of State on January 23, 2026 (the “Name Change”). The board of directors of the Company approved the Name Change pursuant to Section 242 of the General Corporation Law of the State of Delaware (“DGCL”). Pursuant to the DGCL, a stockholder vote was not necessary to effectuate the Name Change, and the Name Change does not affect the rights of the Company’s stockholders.

The foregoing summary of the Charter Amendment and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On January 27, 2026, the Company issued a press release announcing certain of the matters described above. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

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Item 8.01 Other Events.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2025, on August 22, 2025, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that it did not comply with the minimum $2.5 million stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b) (the “Equity Rule”). Subsequently, Nasdaq provided the Company extensions until January 31, 2026, to regain compliance with the Equity Rule.

As a result of the consummation of the Asset Sale, as described in the Introduction above, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the Equity Rule. The Company can provide no assurance that Nasdaq will concur with the Company’s conclusion regarding compliance.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma condensed financial information as of and for the nine months ended September 30, 2025 and the year ended December 31, 2024 included in the Company’s definitive proxy statement filed with the SEC on December 5, 2025, beginning on page 17 thereof, is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1#	Second Amendment to Asset Purchase Agreement, dated as of January 23, 2026

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sonim Technologies, Inc.

99.1	Press release dated as of January 27, 2026

99.2	Unaudited pro forma condensed financial information of the Company as of and for the nine months ended September 30, 2025 and the year ended December 31, 2024 (incorporated by reference to the Company’s definitive proxy statement filed on December 5, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and attachments to the SEC upon its request

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the Company’s expectations in connection with the change of its ticker and continuation of its commercialization of an advanced on-chain trading protocol.

Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, availability of cash on hand to execute the Company’s strategy, potential material delays in realizing projected timelines, potential trademark disputes and unavailability of the ticker symbol, and risks related to the Company’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of the common stock.

It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties, and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and the Company’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA X, INC.

Date: January 27, 2026	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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